                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  MARCH 15,2000
                                                  --------------------

                               EMAGIN CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

          Nevada                       000-24757                88-0378451
--------------------------------------------------------------------------------
 (State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                      Identification No.)

1580 Route 52, Hopewell Junction, New York                          12533
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code: (914) 892-1900
                                                    --------------

       Fashion Dynamics Corporation, 1177 West Hastings Street Suite 2000
                             Vancouver, BC V6E 2K3
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.           Change in Control of Registrant.

         On March 15, 2000, FED Capital Acquisition Corporation, a Delaware corporation ("Merger-Sub"), a wholly-owned subsidiary of eMagin Corporation, a Nevada corporation (the "Company"), merged (the "Merger") with and into FED Corporation, a Delaware corporation ("FED"), pursuant to an Agreement and Plan of Merger dated March 13, 2000 (the "Merger Agreement"). FED is a developer and manufacturer of optical systems and microdisplays for use in the electronics industry. Following the Merger, the business to be conducted by the Company will be the business conducted by FED prior to the Merger. In conjunction with the Merger, the Company changed its name from "Fashion Dynamics Corp." to "eMagin Corporation."

         Pursuant to the terms of the Merger Agreement, the Company issued 10,366,000 shares of its authorized but unissued common stock to the former holders of FED common stock and securities convertible into common stock based on a conversion ratio of two (2) shares of the Company's common stock for each share of FED common stock issued and outstanding (or issuable upon conversion or exercise of existing FED securities) as of the effective time of the Merger. The shares issued to the former FED stockholders represents approximately 39% of the outstanding common stock of the Company following the Merger.

         All outstanding options to purchase FED common stock were converted into options to purchase common stock of the Company. FED employee stock options to purchase an aggregate of 1,634,058 shares of FED Common Stock were converted into options to purchase 3,268,116 shares of the Company's Common Stock as follows: (i) 2,376,360 shares of Company Common Stock at an exercise price of $1.70 per share vesting over 48 months from the date of the Merger; (ii) 42,240 shares of Company Common Stock at an exercise price of $1.70 per share vesting over 12 months from the date of the Merger, and (iii) 849,516 shares of Company Common Stock at an average exercise price of $7.59 per share, vesting according to various schedules.

         Immediately prior to the Merger, The Travelers Insurance Company ("Travelers") held approximately 19% of FED's voting equity securities on a fully diluted basis. In connection with the Offering described in Item 5 below, Travelers purchased from the Company 1,083,333 shares of Company Common Stock for an aggregate purchase price of $7,583,333. In addition, prior to the Merger Travelers purchased 4,357,843 shares of Company Common Stock from existing stockholders in privately negotiated transactions. Following consummation of the Merger and after giving effect to the foregoing purchases, Travelers holds approximately 25% of the outstanding common stock of the Company on a fully-diluted basis. All shares held by Travelers and its affiliates will bear a restrictive legend under the Securities Act of 1933. Prior to the Merger, Jack
L. Rivkin, Senior Vice President of The Travelers Investment Group, was as a member of the board of directors of FED. Pursuant to the terms of the Merger Agreement, Mr. Rivkin was appointed to serve on the board of directors of the Company.

Item 2.           Acquisition or Disposition of Assets.

         See Item 1 above for a description of the Merger.

Item 5.           Other Events.

         In connection with the Merger, the Company changed its name to "eMagin Corporation" and it also issued 3,464,547 shares of its Common Stock pursuant to Rule 506 under the Securities Act of 1933, as amended, for an aggregate purchase price of $24,251,830 (the "Offering").

         Also in connection with the Merger, Yiu Joe Cheung resigned as the director of the Company and Gary Jones, N. Damodar Reddy, Ajmal Khan, and Jack Rivkin were appointed as directors to fill vacancies on the Board of Directors, to serve in such capacity until the next annual meeting of shareholders of the Company or until their earlier resignation or removal.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         Financial Statements of FED Corporation
                  Audited financial statements for years ending 12/31/99 and 12/31/98 Pro Forma Financial Information.

         EXHIBIT LIST.

         2.1      Agreement and Plan of Merger(1)

         4.1 Articles of Incorporation of the Company (previously filed as an exhibit to Form 10-SB on 5/25/99).

         4.2 Amendment to Articles of Incorporation of Company changing name to "eMagin Corporation."


--------
(1) The Company undertakes to file supplementally a copy of any schedule to the Agreement and Plan of Merger to the SEC upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            eMAGIN CORPORATION


                                            /s/ Edward Flynn
                                            --------------------------------
                                            Title:   Chief Financial Officer

Dated: March 15, 2000

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of FED Corporation:

We have audited the accompanying consolidated balance sheets of FED Corporation (a Delaware corporation in the development stage - Note 1) and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1999, and for the period from inception (January 6, 1992) to December 31, 1999 and the consolidated statements of shareholders' equity for the period from inception (January 6, 1992) to December 31, 1992 and for each of the seven years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FED Corporation and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, and for the period from inception (January 6, 1992) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.




New York, New York
February 14, 2000 (except for Note 3,
  as to which the date is March 15, 2000)

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Consolidated Balance Sheets
December 31, 1999 and 1998


                                      ASSETS                                              1999             1998
                                      ------                                         ---------------   ---------------
CURRENT ASSETS:
    Cash and cash equivalents                                                        $       718,468   $     1,878,286
    Contract receivables                                                                      73,304           262,059
    Costs and estimated profits in excess of billings on contracts in progress               221,723         3,290,731
    Prepaid expenses and other current assets                                                127,658           257,498
                                                                                     ---------------   ---------------
                 Total current assets                                                      1,141,153         5,688,574

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net                                                  1,214,680         1,774,816

GOODWILL, net                                                                              2,671,390         3,595,356

DEPOSITS AND OTHER ASSETS                                                                     10,451           104,449
                                                                                     ---------------   ---------------
                 Total assets                                                        $     5,037,674   $    11,163,195
                                                                                     ===============   ===============

                       LIABILITIES AND SHAREHOLDERS' EQUITY                               1999             1998
                       ------------------------------------                          ---------------   ---------------

CURRENT LIABILITIES:
    Accounts payable                                                                 $       683,237   $       457,423
    Accrued payroll and benefits                                                           1,100,958           952,525
    Other accrued expenses                                                                   256,905           598,502
    Advance payments on contracts to be completed                                                 -            246,518
    Short-term debt                                                                        2,126,700                -
    Current portion of long-term debt                                                        268,675            62,234
                                                                                     ---------------   ---------------
                 Total current liabilities                                                 4,436,475         2,317,202
                                                                                     ---------------   ---------------

SENIOR NOTES PAYABLE                                                                              -          4,000,000
                                                                                     ---------------   ---------------

LONG-TERM DEBT                                                                               541,578           153,276
                                                                                     ---------------   ---------------

COMMITMENTS (Note 11)

SHAREHOLDERS' EQUITY:
    Cumulative preferred stock, Series A, $.01 par value, 1,466,663 shares authorized, -0- and 133,333 issued and outstanding, respectively
       (liquidation preference of $1.50 per share plus accrued but unpaid
       dividends)                                                                                 -              1,333
    Noncumulative preferred stock, Series B, $.01 par value, 1,000,000 shares authorized, -0- and 14,494 issued and outstanding, respectively
       (liquidation preference of $4.00 per share plus accrued but unpaid
       dividends)                                                                                 -                146
    Noncumulative preferred stock, Series C, $.01 par value, 4,812,500 shares authorized, -0- and 1,156,832 issued and outstanding, respectively
       (liquidation preference of $3.50 per share plus accrued but unpaid
       dividends)                                                                                 -             11,568
    Noncumulative preferred stock, Series D, $.01 par value, 2,388,750 shares authorized, -0- and 887,304 issued and outstanding, respectively
       (liquidation preference of $5.00 per share plus accrued but unpaid
       dividends)                                                                                 -              8,873
    Noncumulative preferred stock, Series E, $.01 par value, 1,067,500 shares authorized, -0- and 874,093 issued and outstanding, respectively
       (liquidation preference of $6.00 per share plus accrued but unpaid
       dividends)                                                                                 -              8,741
    Noncumulative preferred stock, Series F, $.01 par value, 4,000,000 shares authorized, -0- and 1,922,771 issued and outstanding, respectively
       (liquidation preference of $6.00 per share plus accrued but unpaid
       dividends)                                                                                 -             19,228
    Common stock, $.01 par value, 40,000,000 and 20,000,000 shares authorized,
       4,380,589 and 5,458,126 shares issued and outstanding, respectively                    43,806            54,581
    Additional paid-in capital                                                            47,254,459        28,029,950
    Deficit accumulated during the development stage                                     (47,238,644)      (23,441,703)
                                                                                     ---------------   ---------------
                 Total shareholders' equity                                                  (59,621)        4,692,717
                                                                                     ---------------   ---------------
                 Total liabilities and shareholders' equity                          $     5,037,674   $    11,163,195
                                                                                     ===============   ===============


The accompanying notes are an integral part of these consolidated balance sheets.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Consolidated Statements of Operations
For the Years Ended December 31, 1999, 1998 and 1997
and the Period From Inception (January 6, 1992) to December 31, 1999


                                                                                                          Period From
                                                                                                           Inception
                                                                                                       (January 6, 1992)
                                                                Year Ended December 31                  to December 31,
                                                   ------------------------------------------------
                                                         1999             1998            1997               1999
                                                   ----------------  --------------  --------------      --------------

CONTRACT REVENUES                                  $      1,895,426  $    6,154,123  $    3,626,326      $   14,565,353
                                                   ----------------  --------------  --------------      --------------
              Total revenues                              1,895,426       6,154,123       3,626,326          14,565,353
                                                   ----------------  --------------  --------------      --------------

COSTS AND EXPENSES:
    Research and development, net of funding
       under cost sharing arrangements of
       $1,148,166, $1,263,448 and $2,744,865,
       respectively                                      10,171,387      10,250,010       5,433,591          36,323,800
    General and administrative                            5,203,201       3,513,662       1,980,797          15,069,058
    Noncash charge for induced conversion of debt         1,917,391              -               -            1,917,391
                                                   ----------------  --------------  --------------   -----------------
              Total costs and expenses, net              17,291,979      13,763,672       7,414,388          53,310,249
                                                   ----------------  --------------  --------------   -----------------

OTHER INCOME (EXPENSE):
    Interest expense                                       (507,900)       (207,032)       (200,000)         (1,106,327)
    Interest income                                         104,208          85,154         258,494             860,725
                                                   ----------------  --------------  --------------   -----------------
              Total other income (expense)                 (403,692)       (121,878)         58,494            (245,602)
                                                   ----------------  --------------  --------------   -----------------
              Loss before provision for income
                 taxes                                  (15,800,245)     (7,731,427)     (3,729,568)        (38,990,498)

PROVISION FOR INCOME TAXES                                       -               -               -                   -
                                                   ----------------  --------------  --------------   ----------------
              Net loss                                 $(15,800,245)    $(7,731,427)    $(3,729,568)       $(38,990,498)
                                                   ================= =============== ===============  ==================


The accompanying notes are an integral part of these consolidated statements.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Consolidated Statements of Shareholders' Equity
For the Period From Inception (January 6, 1992) to December 31, 1992 and for Each of the Seven Years Ended December 31, 1999


                                             Series A             Series B            Series C         Series D          Series E
                                        ------------------ ------------------ ------------------- ----------------- ----------------
                                          Preferred Stock    Preferred Stock    Preferred Stock    Preferred Stock   Preferred Stock
                                        ------------------ ------------------ ------------------- ----------------- ----------------
                                         Shares   Amount    Shares  Amount      Shares    Amount   Shares    Amount  Shares   Amount
                                        -------- --------- -------- --------- ---------- -------- -------- -------- -------- -------
BALANCE, at inception
 (January 6, 1992)                            -  $      -        -  $      -          -  $     -        -  $     -        -  $    -

    Sale of common stock to founder           -         -        -         -          -        -        -        -        -       -
    Sale of common stock to a trust
       controlled by founder                  -         -        -         -          -        -        -        -        -       -
    Net loss for the period                   -         -        -         -          -        -        -        -        -       -
                                        -------- --------- -------- --------- ---------- -------- -------- -------- -------- -------

BALANCE, December 31, 1992                    -         -        -         -          -        -        -        -        -       -

    Sale of common stock to founder           -         -        -         -          -        -        -        -        -       -
    Sale of common stock to founder's
     family                                   -         -        -         -          -        -        -        -        -       -
    Repurchase of common stock from
     founder                                  -         -        -         -          -        -        -        -        -       -
    Sale of Series A preferred stock       2,000        20       -         -          -        -        -        -        -       -
    Dividends on Series A preferred
     stock                                    -         -        -         -          -        -        -        -        -       -
    Net loss for the period                   -         -        -         -          -        -        -        -        -       -
                                        -------- --------- -------- --------- ---------- -------- -------- -------- -------- -------

BALANCE, December 31, 1993                 2,000        20       -         -          -        -        -        -        -       -

    Sale of common stock to founder           -         -        -         -          -        -        -        -        -       -
    Sale of Series B preferred stock          -         -    10,154       102         -        -        -        -        -       -
    Sales of common stock                     -         -        -         -          -        -        -        -        -       -
    Sales of common stock to employees        -         -        -         -          -        -        -        -        -       -
    Sales of common stock to employees
     and ESPP                                 -         -        -         -          -        -        -        -        -       -
    Stock purchases receivable from
     employees                                -         -        -         -          -        -        -        -        -       -
    Dividends on Series A preferred
     stock                                    -         -        -         -          -        -        -        -        -       -
    Net loss for the period                   -         -        -         -          -        -        -        -        -       -
                                        -------- --------- -------- --------- ---------- -------- -------- -------- -------- -------

BALANCE, December 31, 1994                 2,000        20   10,154       102         -        -        -        -        -       -

    Sales of common stock, net of
     stock issuance costs                     -         -        -         -          -        -        -        -        -       -
    Common stock issued to Director
     as finder's fee                          -         -        -         -          -        -        -        -        -       -
    Sales of common stock to employees
     and ESPP                                 -         -        -         -          -        -        -        -        -       -

    Receipt of stock purchases
     receivable from employees                -         -        -         -          -        -        -        -        -       -
    Dividends on Series A preferred
     stock                                    -         -        -         -          -        -        -        -        -       -
    Net loss for the period                   -         -        -         -          -        -        -        -        -       -
                                        -------- --------- -------- --------- ---------- -------- -------- -------- -------- -------

BALANCE, December 31, 1995                 2,000        20   10,154       102         -        -        -        -        -       -

    Conversion of Series A preferred
     stock                               131,333     1,313       -         -          -        -        -        -        -       -
    Common stock issued as finder's
     fee                                      -         -        -         -          -        -        -        -        -       -
    Sale of common stock to employees
     and ESPP                                 -         -        -         -          -        -        -        -        -       -
    Exercise of stock options                 -         -        -         -          -        -        -        -        -       -
    Sale of Series B preferred stock          -         -     1,562        16         -        -        -        -        -       -
    Sale of Series C preferred stock          -         -        -         -   1,156,832   11,568       -        -        -       -
    Sale of Series D preferred stock          -         -        -         -          -        -   887,304    8,873       -       -
    Sale of Series E preferred stock          -         -        -         -          -        -        -        -   874,093   8,741
    Costs of private placement of
     preferred stock                          -         -        -         -          -        -        -        -        -       -
    Dividends on Series A preferred
     stock                                    -         -        -         -          -        -        -        -        -       -
    Net loss for the period                   -         -        -         -          -        -        -        -        -       -
                                        -------- --------- -------- --------- ---------- -------- -------- -------- -------- -------
BALANCE, December 31, 1996               133,333     1,333  11,716        118  1,156,832   11,568  887,304    8,873  874,093   8,741



                                                     Series F               Series G
                                               --------------------- ---------------------
                                                  Preferred Stock       Preferred Stock           Common Stock
                                               --------------------- ---------------------  ----------------------
                                                 Shares     Amount     Shares     Amount      Shares       Amount
                                               ---------- ---------- ---------- ----------  ----------  ----------
BALANCE, at inception (January 6, 1992)                     $     -          -  $       -           -   $       -

    Sale of common stock to founder                    -          -          -          -    5,000,000      50,000
    Sale of common stock to a trust
     controlled by founder                             -          -          -          -      161,000       1,610
    Net loss for the period                            -          -          -          -           -           -
                                               ---------- ---------- ---------- ----------  ----------  ----------

BALANCE, December 31, 1992                             -          -          -          -    5,161,000      51,610

    Sale of common stock to founder                    -          -          -          -       76,000         760
    Sale of common stock to founder's family           -          -          -          -       13,333         133
    Repurchase of common stock from founder            -          -          -          -   (1,600,000)    (16,000)
    Sale of Series A preferred stock                   -          -          -          -           -           -
    Dividends on Series A preferred stock              -          -          -          -           -           -
    Net loss for the period                            -          -          -          -           -           -
                                               ---------- ---------- ---------- ----------  ----------  ----------
BALANCE, December 31, 1993                             -          -          -          -    3,650,333      36,503

    Sale of common stock to founder                    -          -          -          -          100           1
    Sale of Series B preferred stock                   -          -          -          -           -           -
    Sales of common stock                              -          -          -          -    1,047,132      10,471
    Sales of common stock to employees                 -          -          -          -       88,469         885
    Sales of common stock to employees and
     ESPP                                              -          -          -          -       34,041         340
    Stock purchases receivable from employees          -          -          -          -           -           -
    Dividends on Series A preferred stock              -          -          -          -           -           -
    Net loss for the period                            -          -          -          -           -           -
                                               ---------- ---------- ---------- ----------  ----------  ----------

BALANCE, December 31, 1994                             -          -          -          -    4,820,075      48,200

    Sales of common stock, net of stock
     issuance costs                                    -          -          -          -      460,000       4,600
    Common stock issued to Director as
     finder's fee                                      -          -          -          -       61,560         616
    Sales of common stock to employees and
     ESPP                                              -          -          -          -       33,295         333
    Receipt of stock purchases receivable
     from employees                                    -          -          -          -           -           -
    Dividends on Series A preferred stock              -          -          -          -           -           -
    Net loss for the period                            -          -          -          -           -           -
                                               ---------- ---------- ---------- ----------  ----------  ----------

BALANCE, December 31, 1995                             -          -          -          -    5,374,930      53,749

    Conversion of Series A preferred stock             -          -          -          -           -           -
    Common stock issued as finder's fee                -          -          -          -       11,500         115
    Sale of common stock to employees and ESPP         -          -          -          -       42,447         424
    Exercise of stock options                          -          -          -          -        3,125          31
    Sale of Series B preferred stock                   -          -          -          -           -           -
    Sale of Series C preferred stock                   -          -          -          -           -           -
    Sale of Series D preferred stock                   -          -          -          -           -           -
    Sale of Series E preferred stock                   -          -          -          -           -           -
    Costs of private placement of preferred
     stock                                             -          -          -          -           -           -
    Dividends on Series A preferred stock              -          -          -          -           -           -
    Net loss for the period                            -          -          -          -           -           -
                                               ---------- ---------- ---------- ----------  ----------  ----------
BALANCE, December 31, 1996                             -          -          -          -    5,432,002      54,319

                                                                  Deficit
                                                                Accumulated
                                                  Additional     During the
                                                   Paid-in      Development    Subscription
                                                   Capital         Stage       Receivables       Total
                                                ------------   -------------  -------------  ------------
BALANCE, at inception (January 6, 1992)         $         -    $          -      $       -   $         -

    Sale of common stock to founder                  (45,000)             -              -          5,000
    Sale of common stock to a trust
     controlled by founder                           119,140              -              -        120,750
    Net loss for the period                               -          (59,116)            -        (59,116)
                                                ------------   -------------  -------------  ------------

BALANCE, December 31, 1992                            74,140         (59,116)            -         66,634

    Sale of common stock to founder                   61,490              -              -         62,250
    Sale of common stock to founder's family          19,867              -              -         20,000
    Repurchase of common stock from founder           14,400              -              -         (1,600)
    Sale of Series A preferred stock                 199,980              -              -        200,000
    Dividends on Series A preferred stock                 -           (3,750)            -         (3,750)
    Net loss for the period                               -         (408,738)            -       (408,738)
                                                ------------   -------------  -------------  ------------
BALANCE, December 31, 1993                           369,877        (471,604)            -        (65,204)

    Sale of common stock to founder                       -               -              -              1
    Sale of Series B preferred stock                  40,514              -              -         40,616
    Sales of common stock                          1,591,786              -              -      1,602,257
    Sales of common stock to employees               133,110              -              -        133,995
    Sales of common stock to employees and
     ESPP                                             43,062              -              -         43,402
    Stock purchases receivable from employees             -               -         (26,810)      (26,810)
    Dividends on Series A preferred stock                 -          (18,000)            -        (18,000)
    Net loss for the period                               -       (1,404,862)            -     (1,404,862)
                                                ------------   -------------  -------------  ------------

BALANCE, December 31, 1994                         2,178,349      (1,894,466)       (26,810)      305,395

    Sales of common stock, net of stock
     issuance costs                                1,107,723              -              -      1,112,323
    Common stock issued to Director as
     finder's fee                                    153,284              -              -        153,900
    Sales of common stock to employees and
     ESPP                                             70,420              -              -         70,753
    Receipt of stock purchases receivable
     from employees                                       -               -          26,810        26,810
    Dividends on Series A preferred stock                 -          (18,000)            -        (18,000)
    Net loss for the period                               -       (3,992,375)            -     (3,992,375)
                                                ------------   -------------  -------------  ------------

BALANCE, December 31, 1995                         3,509,776      (5,904,841)            -     (2,341,194)

    Conversion of Series A preferred stock            (1,313)             -              -             -
    Common stock issued as finder's fee                 (115)             -              -             -
    Sale of common stock to employees and ESPP       105,249              -              -        105,673
    Exercise of stock options                          4,656              -              -          4,687
    Sale of Series B preferred stock                   6,234              -              -          6,250
    Sale of Series C preferred stock               4,037,344              -              -      4,048,912
    Sale of Series D preferred stock               4,427,646              -              -      4,436,519
    Sale of Series E preferred stock               5,235,817              -              -      5,244,558
    Costs of private placement of preferred
     stock                                          (747,292)             -              -       (747,292)
    Dividends on Series A preferred stock                 -          (18,000)            -        (18,000)
    Net loss for the period                               -       (6,021,867)            -     (6,021,867)
                                                ------------   -------------  -------------  ------------

BALANCE, December 31, 1996                        16,578,002     (11,944,708)            -      4,718,246


The accompanying notes are an integral part of these consolidated statements.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Consolidated Statements of Shareholders' Equity (Continued)
For the Period From Inception (January 6, 1992) to December 31, 1992 and for Each of the Seven Years Ended December 31, 1999


                                             Series A             Series B           Series C          Series D          Series E
                                       ------------------- ------------------ ------------------- ----------------- ----------------
                                          Preferred Stock    Preferred Stock    Preferred Stock     Preferred Stock  Preferred Stock
                                       ------------------- ------------------ ------------------- ----------------- ----------------
                                         Shares   Amount    Shares  Amount      Shares    Amount   Shares   Amount   Shares   Amount
                                       --------  --------- -------- --------- ---------- -------- -------- -------- -------- -------
BALANCE, December 31, 1996              133,333  $   1,333   11,716 $     118  1,156,832 $ 11,568  887,304 $  8,873  874,093 $ 8,741
    Sale of common stock to employees
     and ESPP                                -          -        -         -          -        -        -        -        -       -
    Costs of private placement of
     preferred stock                         -          -        -         -          -        -        -        -        -       -
    Dividends on Series A preferred
     stock                                   -          -        -         -          -        -        -        -        -       -
    Net loss for the period                  -          -        -         -          -        -        -        -        -       -
                                       --------  --------- -------- --------- ---------- -------- -------- -------- -------- -------

BALANCE, December 31, 1997              133,333      1,333   11,716       118  1,156,832   11,568  887,304    8,873  874,093  8,741

    Sale of common stock to employees
     and ESPP                                -          -        -         -          -        -        -        -        -       -
    Exercise of stock options                -          -        -         -          -        -        -        -        -       -
    Sale of Series B preferred stock         -          -     2,778        28         -        -        -        -        -       -
    Sale of Series F preferred stock         -          -        -         -          -        -        -        -        -       -
    Costs of private placement of
     preferred stock                         -          -        -         -          -        -        -        -        -       -
    Dividends on Series A preferred
     stock                                   -          -        -         -          -        -        -        -        -       -
    Net loss for the period                  -          -        -         -          -        -        -        -        -       -
                                       --------  --------- -------- --------- ---------- -------- -------- -------- -------- -------

BALANCE, December 31, 1998              133,333      1,333   14,494       146  1,156,832   11,568  887,304    8,873  874,093   8,741

    Sale of Series G preferred stock
     and resulting accretion to
     liquidation value                       -          -        -         -          -        -        -        -        -       -
    Dividend on Series A preferred
     stock                                   -          -        -         -          -        -        -        -        -       -
    Induced conversion of preferred
     stock to common stock             (133,333)    (1,333) (14,494)     (146)(1,156,832) (11,568)(887,304)  (8,873)(874,093)(8,741)
    Sale of common stock to employees
     and ESPP                                -          -        -         -          -      -          -        -        -       -
    Common stock options and warrants
     issued to nonemployees                  -          -        -         -          -        -        -        -        -       -
    Beneficial conversion feature
     upon conversion of Debt                 -          -        -         -          -        -        -        -        -       -
    Stock split (Note 8)                     -          -        -         -          -        -        -        -        -       -
    Net loss for the period                  -          -        -         -          -        -        -        -        -       -
                                       --------  --------- -------- --------- ---------- -------- -------- -------- -------- -------

BALANCE, December 31, 1999                   -   $      -        -  $      -          -  $     -        -  $     -        -  $    -
                                       ========  ========= ======== ========= ========== ======== ======== ======== ======== =======




                                                      Series F              Series G
                                               ---------------------- --------------------
                                                  Preferred Stock        Preferred Stock         Common Stock
                                               ---------------------- --------------------  ----------------------
                                                 Shares      Amount    Shares     Amount      Shares      Amount
                                               ----------  ---------- --------- ----------  ----------  ----------
BALANCE, December 31, 1996                             -     $     -         -  $       -    5,432,002  $   54,319
    Sale of common stock to employees and ESPP         -           -         -          -       12,728         128
    Costs of private placement of preferred
     stock                                             -           -         -          -           -           -
    Dividends on Series A preferred stock              -           -         -          -           -           -
    Net loss for the period                            -           -         -          -           -           -
                                               ----------  ---------- --------- ----------  ----------  ----------

BALANCE, December 31, 1997                             -           -         -          -    5,444,730      54,447

    Sale of common stock to employees and ESPP         -           -         -          -        8,396          84
    Exercise of stock options                          -           -         -          -        5,000          50
    Sale of Series B preferred stock                   -           -         -          -           -           -
    Sale of Series F preferred stock            1,915,471      19,155        -          -           -           -
    Costs of private placement of preferred                                  -          -
     stock                                          7,300          73                               -           -
    Dividends on Series A preferred stock              -           -         -          -           -           -
    Net loss for the period                            -           -         -          -           -           -
                                               ----------  ---------- --------- ----------  ----------  ----------

BALANCE, December 31, 1998                      1,922,771      19,228        -          -    5,458,126      54,581

    Sale of Series G preferred stock and
     resulting accretion to liquidation
     value                                             -           -   681,446       6,814          -           -
    Dividend on Series A preferred stock               -           -         -          -           -           -
    Induced conversion of preferred stock to
     common stock                              (1,922,771)    (19,228)(681,446)     (6,814) 25,197,315     251,973
    Sale of common stock to employees and ESPP         -           -         -          -        8,326          83
    Common stock options and warrants issued
     to nonemployees                                   -           -         -          -           -           -
    Beneficial conversion feature
     upon conversion of Debt                           -           -         -          -           -           -
    Stock split (Note 8)                               -           -         -          -   (26,283,178)  (262,831)
    Net loss for the period                            -           -         -          -           -           -
                                               ----------  ---------- --------- ----------  ----------  ----------

BALANCE, December 31, 1999                             -     $     -         -  $       -    4,380,589  $   43,806
                                               ==========    ======== ========= ==========  ==========  ===========


                                                               Accumulated
                                                Additional     During the
                                                  Paid-in      Development   Subscription
                                                  Capital         Stage       Receivables      Total
                                               ------------  -------------   ------------- ------------
BALANCE, December 31, 1996                     $ 16,578,002  $ (11,944,708)     $       -  $  4,718,246
    Sale of common stock to employees and ESPP       53,246             -               -        53,374
    Costs of private placement of preferred
     stock                                           (7,830)            -               -        (7,830)
    Dividends on Series A preferred stock                -         (18,000)             -       (18,000)
    Net loss for the period                              -      (3,729,568)             -    (3,729,568)
                                               ------------  -------------   ------------- ------------

BALANCE, December 31, 1997                       16,623,418    (15,692,276)             -     1,016,222

    Sale of common stock to employees and ESPP       38,311             -               -        38,395
    Exercise of stock options                        12,450             -               -        12,500
    Sale of Series B preferred stock                 16,638             -               -        16,666
    Sale of Series F preferred stock             11,473,671             -               -    11,492,826
    Costs of private placement of preferred
     stock                                         (134,538)            -               -      (134,465)
    Dividends on Series A preferred stock                -         (18,000)             -       (18,000)
    Net loss for the period                              -      (7,731,427)             -    (7,731,427)
                                               ------------  -------------   ------------- ------------

BALANCE, December 31, 1998                       28,029,950    (23,441,703)             -     4,692,717

    Sale of Series G preferred stock and
     resulting accretion to liquidation
     value                                        4,702,817       (957,185)             -     3,752,446
    Dividend on Series A preferred stock                 -          (9,000)             -        (9,000)
    Induced conversion of preferred stock to
     common stock                                12,676,004     (7,030,511)             -     5,840,763
    Sale of common stock to employees and ESPP       15,524             -               -        15,607
    Common stock options and warrants issued
     to nonemployees                                234,000             -               -       234,000
    Beneficial conversion feature
     upon conversion of Debt                      1,333,333             -               -     1,333,333
    Stock split (Note 8)                            262,831             -               -            -
    Net loss for the period                              -     (15,800,245)             -   (15,800,245)
                                               ------------  -------------   ------------- ------------

BALANCE, December 31, 1999                     $ 47,254,459  $ (47,238,644)     $       -     $ (59,621)
                                               ============  =============      ========== ============


The accompanying notes are an integral part of these consolidated statements.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Consolidated Statements of Cash Flows
For the Years Ended December 31, 1999, 1998 and 1997 and for the Period From Inception (January 6, 1992) to December 31, 1999


                                                                                                         Period from Inception
                                                                  Year Ended December 31                   (January 6, 1992)
                                                    -------------------------------------------------
                                                         1999             1998              1997         to December 31, 1999
                                                    ---------------  --------------    --------------    ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                        $  (15,800,245)  $   (7,731,427)   $   (3,729,568)       $   (38,990,498)
    Adjustments to reconcile net loss to net
     cash used in operating activities-
       Depreciation and amortization                     1,625,081        1,652,715           456,525              4,804,920
       Deferred rent                                            -          (167,446)          (28,894)                    -
       Gain on sale of assets                                   -                -                 -                 (69,525)
       Noncash charge for induced conversion
        of debt                                          1,917,391               -                 -               1,917,391
       Noncash charges for value of warrants
        granted and amortization of original
        issue discount                                     203,000               -                 -                 203,000
       Changes in operating assets and
        liabilities-
          Contract receivables                             188,755        1,723,189        (1,619,680)               (73,304)
          Costs and estimated profits in excess
           of billings on contracts in progress          3,069,008       (3,220,079)          (70,652)              (221,723)
          Prepaid expenses and other current assets        129,840          214,738           (15,153)               140,779
          Deposits and other assets                         23,871          628,756          (628,756)                23,871
          Accounts payable                                 205,981          (81,838)          374,361                728,914
          Accrued payroll and benefits                     172,778           75,094           141,790              1,011,426
          Other accrued expenses                          (247,847)         340,008            87,568                370,257
          Advance payments on contracts to be
           completed                                      (246,518)         246,518                -                      -
                                                    ---------------  --------------    --------------    ---------------------
                 Net cash used in operating
                  activities                            (8,601,205)      (6,319,772)       (5,032,459)           (30,154,492)
                                                    ---------------  --------------    --------------    ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of equipment                                (250,193)        (688,042)         (879,049)            (3,154,640)
    Acquisition of business, net of cash acquired               -          (547,503)               -                (547,503)
    Proceeds from the sale of assets                            -                -                 -                 229,550
                                                    ---------------  --------------    --------------    ---------------------
                 Net cash used in investing
                  activities                              (250,193)      (1,235,545)         (879,049)            (3,472,593)
                                                    ---------------  --------------    --------------    ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from senior notes, net of issuance
     costs                                                      -                -                 -               3,968,958
    Proceeds from short-term debt                        3,333,333               -                 -               3,333,333
    Proceeds from notes payable                            590,232               -                 -                 590,232
    Proceeds from sales of common stock, net of
     issuance costs                                         15,608           40,208            53,246              3,419,160
    Proceeds from sales of preferred stock, net
     of issuance costs                                   3,752,407        6,875,028                -              23,856,998
    Payments of obligations under capital lease                 -                -           (327,162)              (823,128)
                                                    ---------------  --------------    --------------    ---------------------
                 Net cash provided by (used in)
                  financing activities                   7,691,580        6,915,236          (273,916)            34,345,553
                                                    ---------------  --------------    --------------    ---------------------
                 Net (decrease) increase in cash
                  and cash equivalents                  (1,159,818)        (640,081)       (6,185,424)               718,468

CASH AND CASH EQUIVALENTS, beginning of period           1,878,286        2,518,367         8,703,791                     -
                                                    ---------------  --------------    --------------    ---------------------

CASH AND CASH EQUIVALENTS, end of period            $      718,468   $    1,878,286    $    2,518,367        $       718,468
                                                    ===============  ==============    ==============    =====================


The accompanying notes are an integral part of these consolidated statements.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Consolidated Statements of Cash Flows
(Continued) For the Years Ended December 31, 1999, 1998 and 1997 and for the Period From Inception (January 6, 1992) to December 31, 1999


                                                                                                               Period from Inception
                                                                          Year Ended December 31                 (January 6, 1992)
                                                            ------------------------------------------------
                                                                 1999             1998              1997       to December 31, 1999
                                                            --------------   --------------    -------------   ---------------------
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
    Interest paid                                           $      242,000   $      200,000    $      214,005      $       930,593
                                                            ==============   ==============    ==============      ===============

SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:
    Conversion of preferred stock to common stock           $    7,576,862   $           -     $           -
                                                            ==============   ==============    =============
    Conversion of senior debt to common stock               $    4,000,000   $          - -    $           -
                                                            ==============   ==============    =============
ACQUISITION OF BUSINESS:
       Fair value of assets acquired, net of cash acquired  $           -    $      978,399    $           -
       Liabilities assumed                                              -          (165,163)               -
       Excess purchase price over net assets acquired                   -         4,234,267                -
       Value of preferred stock issued                                  -        (4,500,000)               -
                                                            --------------       ----------    -------------
                 Net cash paid for acquisition              $           -    $      547,503    $           -
                                                            ==============   ==============    =============


The accompanying notes are an integral part of these consolidated statements.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 1999, 1998 and 1997

1.  NATURE OF BUSINESS AND
    DEVELOPMENT STAGE RISKS

FED Corporation ("FED", together with its subsidiary the "Company") was formed on January 6, 1992, to develop, manufacture and market field emitter devices or flat panel displays. In January 1994, the Company moved its principal office from North Carolina to New York State. In connection with this move, a Delaware corporation was established and the North Carolina Corporation was statutorily merged into the Delaware corporation with the latter being the survivor. During 1998, FED acquired Virtual Vision, Inc. ("Virtual Vision," or the "Subsidiary"), a head-mounted display technology company. Virtual Vision develops and markets head-mounted display systems for standalone and wireless computing in commercial, industrial, and military applications.

The Company continues to be a development stage company, as defined by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises", as it continues to devote substantially all of its efforts to establishing a new business, and it has not yet commenced its planned principal operations. Revenues earned by the Company to date are primarily related to research and development type contracts and are not related to the Company's planned principal operations of the commercialization of products using OLED technology.

Since inception, the Company has entered into research and development cost-sharing arrangements, as well as research and development contracts, with several government agencies and private industry. To date, such arrangements have provided total funding of approximately $24.6 million through cost sharing arrangements and contract revenues. Certain of these arrangements continue through 2001 and provide for approximately $9.4 million of additional funding. Such funding is subject to, among other factors, satisfactory progress on projects and available government funding.

Through December 31, 1999, the Company had incurred development stage losses totaling approximately $39 million, and at December 31, 1999, had a total shareholders' deficit of $1.1 million and a working capital deficit of $4.5 million. The Company's future success is dependent upon its ability to continue to raise capital for, among other things, (1) its research and development efforts, (2) hiring and retaining key employees, (3) satisfaction of its commitments and (4) the successful development and marketing of its products.

The Company believes that its remaining cash resources at year-end, together with the proceeds resulting from the merger (Note 3), will be sufficient to fund the Company's operations through 2000 and beyond. However, there can be no assurance that the Company's efforts to produce a commercially viable product will be successful, that the Company will generate sufficient revenues to provide positive cash flows from operations or that additional capital will be available, if required, to permit the Company to realize its plans.

2.  SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND COST RECOGNITION

The Company has historically earned revenues from certain of its research and development activities under both firm fixed-price contracts and cost-type contracts, including some cost-plus-fee contracts. Revenues relating to firm fixed-price contracts are generally recognized on the percentage-of-completion method of accounting as costs are incurred (cost-to-cost basis). Revenues on cost-plus-fee contracts include costs incurred plus a portion of estimated fees or profits based on the relationship of costs incurred to total estimated costs. Contract costs include all direct material and labor costs and an allocation of allowable indirect costs as defined by each contract.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 1999, 1998 and 1997

As of December 31, 1998, the Company had received advance payments on contracts to be completed of $246,518. At December 31, 1999, such amounts were minimal.

COSTS AND ESTIMATED PROFITS IN EXCESS OF
BILLINGS ON CONTRACTS IN PROGRESS

The Company records costs and estimated profits in excess of billings on contracts in progress as an asset on its balance sheet to the extent such costs, and related profits, if any, have been incurred under outstanding contracts and are expected to be collected.

The components of costs and estimated profits in excess of billings on contracts in progress as of December 31, 1999 and 1998 were as follows:


                                                                                1999               1998
                                                                        ---------------    ---------------
        Total costs incurred and estimated profits                      $     1,216,000    $     8,415,000
        Less amounts billed                                                     994,000          5,115,000
                                                                        ---------------    ---------------
        Costs and estimated profits in excess of
            billings on contracts in progress                           $       222,000    $     3,300,000
                                                                        ===============    ===============


RESEARCH AND DEVELOPMENT/
COST SHARING ARRANGEMENTS

To date, activities of the Company include the performance of research and development under cooperative agreements with United States Government agencies. Current industry practices provide that costs and related funding under such agreements be accounted for as incurred and earned.

The Company has entered into three cost sharing arrangements with an agency of the U.S. Government. The Company has incurred research and development costs and earned funding under these agreements as follows:


                                                            1999              1998               1997
                                                     --------------   ---------------    ---------------
        Unfunded research and development            $    8,997,000   $     8,726,000    $     2,869,000
        Research and development costs                    2,322,000         2,787,000          5,310,000
        Funding received                                 (1,148,000)       (1,263,000)        (2,745,000)
                                                     --------------   ---------------    ---------------
                                                     $   10,171,000   $    10,250,000    $     5,434,000
                                                     ==============   ===============    ===============


Although it is not under any obligation to do so, the Company may incur approximately $6,700,000 of additional costs relating to these efforts. If such costs, as defined in the related agreements, are incurred, the government is obligated to reimburse the Company for $3,326,000 of such costs.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 1999, 1998 and 1997

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of overnight commercial paper and are stated at cost, which approximates market, and are considered available for sale.

SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires the classification of debt and equity securities based on whether the securities will be held to maturity, are considered trading securities or are available-for-sale. Classification within these categories may require the securities to be reported at their fair market value with unrealized gains and losses included either in current earnings or reported as a separate component of shareholders' equity, depending on the ultimate classification.

COMPREHENSIVE INCOME

The Company complies with the provisions of SFAS No. 130, "Reporting Comprehensive Income", which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distributions to owners, for the period in which they are recognized. Comprehensive income is the total of net income and all other nonowner changes in equity (or other comprehensive income) such as unrealized gains or losses on securities classified as available-for-sale, foreign currency translation adjustments and minimum pension liability adjustments. Comprehensive and other comprehensive income must be reported on the face of annual financial statements. The Company's operations did not give rise to any material items includable in comprehensive income which were not already in net income for the years ended December 31, 1999, 1998 and 1997. Accordingly, the Company's comprehensive income is the same as its net income for all period presented.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost. Depreciation on equipment is calculated using the straight-line method of depreciation over their estimated useful lives. Amortization of leasehold improvements is calculated by using the straight-line method over the shorter of their estimated useful lives or lease terms. Expenditures for maintenance and repairs are charged to expense as incurred.

GOODWILL

Excess purchase price over net assets acquired ("goodwill") is amortized on a straight-line basis over the estimated period of benefit of the business acquired. Goodwill related to the acquisition of Virtual Vision of approximately $4,110,000, net of accumulated amortization of $1,439,000 at December 31, 1999, is being amortized over a period of five years.

LONG-LIVED ASSETS

SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed," establishes financial accounting and reporting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. SFAS No. 121 requires, among other things, that assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be realizable considering, among other factors, expected future undiscounted operating cash flows of the related asset.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 1999, 1998 and 1997

INCOME TAXES

Deferred income taxes are recorded by applying enacted statutory tax rates to temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. At December 31, 1999, the Company has net deferred tax assets of approximately $14.3 million, primarily resulting from the future tax benefit of net operating loss carryforwards discussed below. Such net deferred tax assets are fully offset by valuation allowances because of the uncertainty as to their future realizability.

At December 31, 1999, the Company has net operating loss carryforwards of approximately $35.8 million, which expire through 2019, available to offset future taxable income. Pursuant to Section 382 of the Internal Revenue Code, the usage of a portion of these net operating loss carryforwards is limited due to changes in ownership that have occurred. Additionally, the transaction discussed in Note 3, if consummated, will result in a further limitation of the use of such net operating loss carryforwards.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation issued to employees in accordance with Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25"), "Accounting for Stock Issued to Employees." The Company, as permitted, elected not to adopt the financial reporting requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," for stock-based compensation granted to employees. Accordingly, the Company has disclosed in the notes to the financial statements the pro forma net loss for the periods presented as if the fair-value-based method was used in accordance with the provisions of SFAS No. 123.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain prior-year amounts have been reclassified to conform with the current year presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Boards issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability and be measured at its fair value. Additionally, any changes in the derivative's fair value are to be recognized currently in earnings, unless specific hedge accounting criteria are met. This statement is effective for fiscal years beginning after June 15, 2000. The Company does not believe that adoption of this statement will have a material impact on its consolidated financial statements.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 1999, 1998 and 1997

3.  MERGER

On March 15, 2000, the Company effected a merger (the "Merger") with and into a publicly traded shell company (the "Issuer"). In connection with the Merger, approximately $24,000,000 of gross proceeds were raised by the Issuer in a private placement of equity securities. Upon consummation of the Merger, approximately 5.2 million shares of the Company's common stock, considered on a fully diluted basis, were converted to 10,366,000 shares of the combined entity.

Prior to the consummation of the Merger, the Company reduced its number of non-accredited investors to less than 35, such that this transaction shall be exempt from filing with the Securities and Exchange Commission. In connection with this effort, during February 2000 the Company purchased approximately 19,700 shares of common stock at an aggregate purchase price of $4.50 per share.

4.  ACQUISITION OF VIRTUAL VISION

In March 1998, the Company acquired all of the outstanding stock of Virtual Vision for a total purchase price of $5,000,000, consisting of $500,000 in cash and 750,000 shares of the Company's Series F Preferred Stock valued at $6.00 per share. The acquisition was accounted for under the purchase method of accounting and the results of operations of Virtual Vision have been included in the consolidated financial statements since the date of acquisition. The purchase price was allocated based on the fair value of the assets acquired, determined by management's estimates, as supported by appraisal. Purchase price in excess of net assets acquired of approximately $4.1 million resulted in the acquisition, which is being amortized over a period of five years. Pro forma results of operations for the periods prior to the acquisition are not materially different than the accompanying historical statements of operations presented for the Company.

5.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements and their estimated lives are as follows at December 31, 1999 and 1998:


                                                                   Useful
                                                                   Lives           1999             1998
                                                               --------------  --------------   --------------
        Computer equipment and software                              3         $      558,552   $      530,088
        Lab and factory equipment                                    3              3,142,186        3,022,441
        Furniture, fixtures and office equipment                     10               148,835          230,916
        Leasehold improvements                                 Life of lease          669,245          485,182
                                                                               --------------   --------------
                                                                                    4,518,818        4,268,627

        Less- Accumulated depreciation and amortization                            (3,304,138)      (2,493,811)
                                                                               --------------   --------------
                                                                               $    1,214,680   $    1,774,816
                                                                               ==============   ==============


Depreciation and amortization expense of equipment and leasehold improvements for the years ended December 31, 1999, 1998 and 1997, amounted to approximately $810,000, $1,026,000 and $435,000, respectively.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 1999, 1998 and 1997

Additionally, from time to time, the Company makes deposits on certain equipment that may ultimately be purchased by a financing company and leased to the Company. Amounts paid by the Company for such deposits totaled approximately $14,000 and $1,840,000 for the years ended December 31, 1999 and 1998, respectively. During 1998, certain equipment, on which the Company had made deposits, was purchased by a financing company and the Company was reimbursed for such deposits totaling approximately $2,469,000. These activities were not material during 1999.

6.  DEBT

SENIOR NOTES PAYABLE

In April 1995, the Company completed a private placement for the issuance and sale of its 5% senior notes in the aggregate principal amount of $4,000,000, which was to mature in full on April 12, 2002, at an interest rate of 5% per annum payable quarterly. In July 1999, as part of the Company's recapitalization (Note 8), the note was converted into 5,072,464 shares of the Company's common stock. Under the original terms of the notes, the holders of the senior notes had the right to convert the unpaid principal balance, in multiples of $1,000, into common stock at the price of $3.45 per share at any time, subject to provision for anti-dilution. In order to induce the noteholders to convert such notes, the Company provided for a conversion rate of 4.375 shares of common stock, for each share of common stock otherwise provided for under the original conversion terms. The Company has recorded an expense of $1,917,000 in the accompanying statement of operations for the year ended December 31, 1999 as a result of the conversion, based on an estimated fair value of $3.40 per share, the value of a common share based on the Merger discussed in Note 3.

BRIDGE LOANS

In September 1999, the Company entered into two $1,000,000 convertible bridge loans for an aggregate of $2,000,000. Each loan bears interest at 8% and matures in June 2000. The loans are convertible at the option of the holder into shares of the Company's common stock at a purchase price equal to the per share value of the private placement to be completed in connection with the Merger discussed in Note 3. Prior to the maturity date, upon the closing of an equity financing, as defined, the entire outstanding balance of the bridge loans, including accrued and unpaid interest will be automatically converted into common stock. In connection with these loans, the Company issued warrants for the purchase of 167,000 shares of the Company's common stock at an excise price of $12.00 per share. The intrinsic value of these warrants of $140,000 has been recorded as original issue discount, resulting in a reduction in the carrying value of this debt. The original issue discount will be amortized into interest expense over the period of the debt.

In December 1999, the Company borrowed $1,333,333 from a corporation under the terms of a convertible note. The note is convertible into 388,726 shares of common stock. The loan bears interest at 8% annually and matures in May 2000.

In connection with the Merger discussed in Note 3, all of the bridge loans described above will convert into common stock.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 1999, 1998 and 1997

7.  LONG-TERM DEBT

Long-term debt consists of the following as of December 31, 1999 and 1998:


                                                                                  1999             1998
                                                                          --------------   --------------
        Notes payable (a)                                                 $      653,385   $           -
        Liabilities assumed from Virtual Vision (b)                              100,000          150,000
        Capital leases (c)                                                        56,868           65,510
                                                                          --------------   --------------
                                                                                 810,253          215,510

        Less- Current portion                                                    268,675           62,234
                                                                          --------------   --------------
                                                                          $      541,578   $      153,276
                                                                          ==============   ==============



a. In May 1999, the Company entered into a $625,000 three-year loan agreement collateralized by its fixed assets. The aggregate remaining principal balance is $508,421 at December 31, 1999 and payments are due through 2002 at an interest rate of 13.88%.

         In June 1999, the Company entered into a $155,000 five-year uncollateralized loan agreement. The proceeds were used to finance a leasehold improvement. The aggregate principal balance is $144,964 at December 31, 1999 and payments are due through 2004 at an interest rate of 18%.

b. In connection with the acquisition, the Company assumed a liability relating to a previous acquisition made by Virtual Vision. At December 31, 1999, the remaining payments under this agreement totaled $100,000, payable $50,000 per year for each of the next two years. This agreement also provides for additional payments over the $50,000 per year should certain technology acquired be used in consumer applications, whereby payments would be required based on certain percentages of licensing and sales revenues.

c. The Company is party to a capital lease for certain equipment with aggregate remaining principal balance totaling $56,867 at December 31, 1999, excluding interest, due through 2003 at an interest rate of 7.27%

         Maturity of debt as of December 31, 1999 are as follows:


                 2000                                           $268,675
                 2001                                            350,916
                 2002                                            115,241
                 2003                                             49,450
                 2004                                             25,971
                                                               ----------
                                                                $810,253


8.  SHAREHOLDERS' EQUITY

COMMON STOCK

In July 1999, the Company effected a 1 for 7 reverse stock split, resulting in a reduction of total common shares outstanding from approximately 30.7 million shares to approximately 4.4 million shares.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 1999, 1998 and 1997

During 1999, the Company amended its Certificate of Incorporation and was authorized to issue 50,000,000 shares of its Common Stock.

PREFERRED STOCK

Through 1999, the Company's Certificate of Incorporation provided for the issuance of a total of 5,000,000 shares of preferred stock, which could be issued in various series.

Through 1998, the Company had issued an aggregate of 4,988,827 of Series A through F preferred stock. The various series generally provided for a liquidation preference equal to the original purchase price of the preferred stock, plus accrued but unpaid dividends, if declared, and were generally convertible at a rate of one share of preferred for one share of common, at the option of the holder.

During 1999, the Company issued 681,446 shares of Series G preferred stock, generating aggregate proceeds of approximately $3,847,000. In connection with the issuance of the Series G preferred, the Company offered exchange credits whereby those purchasers of Series G preferred, also holders of preferred Series D, E and F, would exchange Series D, E and F preferred for upgrades to Series D1, E1 and F1 preferred.

The Series G preferred provided for an immediate liquidation value of $7.05 per share, in excess of the purchase price. Accordingly, a charge of approximately $957,000 was recorded against retained earnings to accrete the value of the preferred stock to its liquidation value.

In July 1999, the Company induced conversion of all preferred series by providing for conversion rates and terms that were more beneficial than the original terms. The conversion of all preferred series resulted in the issuance of 20,124,851 shares of the Company's common stock, 14,474,579 shares in excess of the number of shares that would have been issued under the original terms of the preferred series. Accordingly, a charge to retained earnings of approximately $7,000,000 has been recorded, based on a fair value of approximately $3.40 per common share, the fair value attributable to the Company's common stock in the Merger discussed in Note 3.

9.       STOCK-BASED COMPENSATION PLANS

The Company has two stock-based compensation plans, described below, which provide for the grant at fair market value. The Company applies APB Opinion No. 25 and related interpretations of accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans and its stock purchase plan. Had compensation cost for the Company's two stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's net loss would have been the pro forma amounts indicated below:


                                               1999               1998               1997
                                      ---------------     ---------------    ---------------
        Net loss as reported          $   (15,642,545)    $    (7,731,427)   $    (3,729,568)
        Net loss pro forma                (16,498,359)         (7,949,206)        (3,918,208)



The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to 1995, and additional awards in future years are not anticipated.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 1999, 1998 and 1997

STOCK OPTION PLAN

As amended in the Certificate of Incorporation, the Company's Stock Plan (the "Plan") permits the granting of options to purchase an aggregate of 4,500,000 shares of the Company's Common Stock to employees and consultants of the Company. The Plan also permits the granting of stock purchase rights to employees and consultants of the Company. Under the Plan, the Company may grant either incentive or nonstatutory stock options; however, incentive options may only be granted to employees. The exercise price of an incentive stock option may not be less than the fair market value, as estimated by management, of the Company's common shares on the date such option is granted. The exercise price of a nonstatutory stock option may be less than the fair market value on the date of grant. In accordance with SFAS No. 123, any grants to other than employees of the Company, and certain directors, will result in a charge on earnings based to the fair value of the instruments granted.

Vesting terms of the options range from immediate vesting of all options to a ratable vesting period of 5-1/2 years. Option activity for the years ended December 31, 1999, 1998 and 1997 is summarized as follows (all amounts have been restated to reflect the Company's 1 for 7 reverse stock split (Note 8)):


                                                  1999                        1998                         1997
                                       ------------------------------------------------------------------------------------
                                                      Weighted                     Weighted                     Weighted
                                                       Average                      Average                     Average
                                                      Exercise                     Exercise                  Exercise Price
                                          Shares        Price         Shares         Price        Shares
                                       ------------  -----------  ------------    -----------  ------------  --------------
Outstanding at beginning of year           288,875     $ 18.13         269,642      $ 16.73         284,170     $ 16.80
    Options granted                        155,666       21.00          24,728        34.44          14,214       28.42
    Options exercised                           -         -               (714)       17.50              -         -
    Options forfeited                      (22,718)      22.43          (1,163)       18.48         (18,071)      22.75
    Options canceled                       (46,521)      21.68          (3,618)       27.23         (10,671)      23.94
                                       -----------                ------------                 ------------
Outstanding at end of year                 375,302       18.59         288,875        18.13         269,642       16.73
                                       ===========                ============                 ============

Exercisable at end of year                 283,389                     134,198        16.38         114,095       15.68
                                       ===========                ============                 ============
Weighted average fair value of
    options granted                    $     14.84                $       8.68                 $       8.05


At December 31, 1999, there were 267,555 shares available for grant under the Plan.

At December 31, 1999, there were 369,136 warrants issued and included in the Black-Scholes option pricing model for pro forma purposes.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1999 and 1998, respectively: risk-free interest rate of 4.49% and 5.29%; no expected dividend yield, expected lives of 2.6 and
5.3 years; and 78% and 0 expected stock price volatility in 1999 and 1998, respectively. Exercise prices for outstanding options at December 31, 1999 and 1998 range from $5.20 - $38.00.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 1999, 1998 and 1997

The following table summarizes information about stock options outstanding at December 31, 1999:


                                            Options Outstanding                       Options Exercisable
                         ---------------------------------------------------     -------------------------------
                                                 Weighted           Weighted        Number           Weighted
                               Number             Average           Average      Exercisable at      Average
   Range of Exercise       Outstanding at        Remaining          Exercise      December 31,       Exercisable
        Prices           December 31, 1999    Contractual Life       Price           1999              Price
   -----------------     -----------------    ----------------      --------     --------------      -----------
    $ 5.25 -  $15.00            120,315          5 years             $  11.23          119,486        $ 11.23
     15.01 -   20.00             76,014          5.9 years              17.99           52,379          18.22
     20.01-    25.00            156,334          4.9 years              21.80          106,382          21.67
     25.01-    40.00             22,652          8.2 years              37.53            5,143          37.28
                         --------------                                         --------------
                                375,315                                                283,390
                         ==============                                         ==============



EMPLOYEE STOCK PURCHASE PLAN

During 1994, the Company adopted a noncompensatory Employee Stock Purchase Plan (the "ESPP"), under which eligible employees may contribute up to 20% of their base earnings, through payroll deductions, toward the purchase of the Company's Common Stock. The employees' purchase price is derived from a formula based on the fair market value of the Common Stock. A total of 200,000 shares of Common Stock are reserved for issuance under the ESPP, of which 8,326 and 8,396 were purchased by employees during 1999 and 1998, respectively. No compensation expense has been recorded in connection with these transactions to date as the aggregate differences between the purchase price and the fair value of the common stock purchased have been immaterial.

WARRANTS

In June 1999, the Company issued a warrant to purchase 600,000 shares of the Company's common stock to an entity for a commitment to participate in future financings. The warrant is exercisable for a three year period at an exercise price of $12 per share. The exercise price is subject to change for antidilution effects, as defined. The intrinsic value of this warrant of approximately $71,000 was charged to the statement of operations for the year ended December 31, 1999.

10. BUSINESS ALLIANCE AGREEMENT

On July 1, 1993, the Company entered into a Business Alliance Agreement (the "Agreement") with Harris Corporation, Electronics Systems Sector ("Harris"). Harris develops, manufactures and sells systems which could include FED displays for use in military aerospace programs. The Agreement provides that Harris and the Company will work together and cooperate to the extent that each contributes its particular expertise and knowledge to the development and marketing of displays for certain military and/or aerospace system applications. The Company retains full ownership of all intellectual property rights for display technology that it develops. In addition, the Agreement provides that a representative of Harris be allowed to attend and participate in the Board of Directors' meetings of the Company. However, the Harris representative does not have voting rights. This Agreement extends for seven years and renews automatically in two-year increments thereafter unless either party notifies otherwise.

FED CORPORATION AND SUBSIDIARY
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 1999, 1998 and 1997

11. COMMITMENTS

ROYALTY PAYMENTS

In 1992, the Company entered into a license agreement with the Microelectronics Center of North Carolina ("MCNC"), granting the Company exclusive rights to all inventions and patents developed by MCNC involving field emission technology. The Company is obligated to pay a royalty in connection with the sale of products related to certain technologies of .1% to 2%, as defined, with minimum royalty payments of $50,000 per year through 1997 and $75,000 per year thereafter for as long as any one of the patents remains valid and outstanding. There were no sales of products in 1998 or 1997. In 1999, the Company terminated this license agreement. The Company has recorded $75,000 and $50,000 of royalty expense in research and development expenses for the years ended December 31, 1998 and 1997, respectively.

The Company, as a result of its acquisition of Virtual Vision (Note 4) was obligated to pay royalties to Insight Corporation ("Insight") on their license and sales revenues allocable to the patent application and patent acquired from Insight. If royalties payable in any year are less than $75,000, the Company may pay Insight the deficiency and receive a credit against royalties payable in future years. In 1999, the Company elected not to pay the deficiency and Insight exercised its right to repurchase the patent application and patent for $75,000. For the year ended December 31, 1998 the Company had recorded $56,250 of royalty expense in research and development expenses. There was no royalty expense incurred during 1999.

LICENSE AND TECHNOLOGY AGREEMENT

In March 1997, the Company entered into a technology agreement with a corporation to permit potential commercialization of small-format OLED displays. The Company is dependent upon its license agreement with the corporation for the development and commercialization of its currently planned OLED products. Payments are due under evaluation and license agreements based on the achievement of certain milestones in phases of the agreements. Payments totaling $650,000 and $250,000 for the years ended December 31, 1999 and 1998, respectively, were charged to research and development expense under various phases of these agreements. Based on the remaining phases of the current agreements, the Company will be required to make additional payments of $250,000 in 2001, if the remaining phases of the agreements are achieved.

OPERATING LEASES

The Company leases certain office facilities and office, lab and factory equipment under operating leases expiring through January 2004. Certain leases provide for payments of monthly operating expenses. The approximate future minimum lease payments are as follows:


        Year ending December 31:
            2000                                      $     2,879,168
            2001                                            2,305,830
            2002                                            1,045,993
            2003                                              914,920
            2004                                              383,534
                                                      ---------------

                                                      $     7,529,445
                                                      ===============


For the years ended December 31, 1999 and 1998, rent expense was approximately $2,813,000 and $1,841,000, respectively.

                        PRO FORMA FINANCIAL INFORMATION

                      DRAFT - FOR DISCUSSION PURPOSES ONLY


                FASHION DYNAMICS CORPORATION AND FED CORPORATION
                   PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)


INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

Effective March 15, 2000, Fashion Dynamics Corporation ("Fashion Dynamics"), through a wholly-owned subsidiary, and eMagin Corporation ("eMagin", formerly FED Corporation ("FED")) consummated an agreement and plan of merger (the "Merger"). In connection with the Merger, in March 2000, Fashion Dynamics sold 3,511,905 additional shares of common stock to investors in a private placement transaction, generating net proceeds of approximately $24.5 million. The accompanying unaudited pro forma balance sheet as of December 31, 1999, presents the financial position of Fashion Dynamics and eMagin, assuming the Merger had been at that date. The unaudited pro forma statement of operations for the year ended December 31, 1999, reflects the Merger as if it had been consummated on January 1, 1999.

Fashion Dynamics acquired 100% of the outstanding shares of eMagin through the issuance of 8,721,680 shares of Fashion Dynamics common stock, based on an exchange ratio of 2 shares of Fashion Dynamics common stock for each share of eMagin common stock. As a result of the Merger, the eMagin stockholders collectively acquired approximately 35% of the Fashion Dynamics common stock outstanding after the Merger. Additionally, Fashion Dynamics will convert approximately 1,600,000 stock options that were outstanding to eMagin employees, into 3,200,000 Fashion Dynamics stock options, at exercise prices ranging from $1.70 to $6.11. The accompanying unaudited pro forma financial information does not include equity transactions subsequent to December 31, 1999 not directly associated with the Merger, except for the issuance of common stock in connection with the private placement in March 2000 referred to above. This transaction will be accounted for as a purchase by Fashion Dynamics.

The pro forma financial information does not purport to be indicative of the results which would have actually have been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future. The pro forma balance sheet and the pro forma adjustments described in the notes to pro forma financial statements reflect the excess of purchase price over the net book value of assets acquired as "Purchase Price to be Allocated". The Company is currently in the process of evaluating the fair values of assets acquired, including identifiable intangible assets, if any. Additionally, considering that eMagin is a development stage entity, and has been since its inception in 1992, management expects that a portion of the purchase price will be attributable to purchased in-process research and development, and that amount may be significant. In accordance with Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs", as clarified by Financial Accounting Standards Board Interpretation No. 4, amounts assigned to in-process research and development will be charged to expense as part of the allocation of purchase price.

                FASHION DYNAMICS CORPORATION AND FED CORPORATION
                        PRO FORMA BALANCE SHEET - ASSETS
                             AS OF DECEMBER 31, 1999
                                   (UNAUDITED)


                                                             FASHION                               PRO FORMA
                                                             DYNAMICS           FED                ADJUSTMENTS         COMBINED
                                                           -----------   -------------     ---------------------  ----------------
      ASSETS

CURRENT ASSETS:

  Cash and cash equivalents                                  $      -     $   718,468           $ 24,483,335  (b)   $  24,601,803
                                                                                                    (600,000) (e)

  Contract receivables, net                                         -          73,304                                      73,304

  Unbilled costs and estimated profits on
     contracts in progress                                          -         221,723                                     221,723

  Prepaid expenses and other current assets                         -         127,658                                     127,658

                                                           -----------   -------------                            ----------------

    Total current assets                                            -       1,141,153                                  25,024,488


PROPERTY AND EQUIPMENT, NET                                         -       1,214,680                                   1,214,680


PURCHASE PRICE OT BE ALLOCATED                                      -       2,671,390                 31,000  (c)      76,770,000
                                                                                                  (2,671,390) (d)
                                                                                                  73,850,000  (d)
                                                                                                   2,889,000  (e)

OTHER ASSETS                                                        -          10,451                                      10,451

                                                             -----------   -------------                            --------------

                                                             $      -     $ 5,037,674                               $ 103,019,619
                                                             ===========   =============                            ==============


                FASHION DYNAMICS CORPORATION AND FED CORPORATION
         PRO FORMA BALANCE SHEET - LIABILITIES AND SHAREHOLDERS' EQUITY
                             AS OF DECEMBER 31, 1999
                                   (UNAUDITED)



                                                       FASHION                               PRO FORMA
                                                       DYNAMICS                FED           ADJUSTMENTS                 COMBINED
                                                     ------------   -----------------     ----------------     --------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

    Accounts payable and accrued liabilities           $       -         $   634,967                                 $     634,967

    Accrued payroll and benefits                               -           1,100,958                                     1,100,958

    Oither accrued expenses                                    -             256,905                                       256,905

    Short-term debt                                            -           3,302,333               31,000  (c)                   -
                                                                                               (3,333,333) (c)

    Current portion of long-term debt                          -             268,675                                       268,675

    Other current liabilities                                  -              48,270                                        48,270

                                                     ------------   -----------------                          --------------------

      Total current liabilities                                -           5,612,108                                     2,309,775
                                                     ------------   -----------------                          --------------------


LONG-TERM DEBT                                                 -             541,578                                       541,578
                                                     ------------   -----------------                          --------------------



SHAREHOLDERS' EQUITY:

    Preferred stock                                            -                   -                                              -

    Common stock                                          20,156              43,806               (7,639) (a)               25,079
                                                                                                    3,512  (b)
                                                                                                      476  (c)
                                                                                                  (35,559) (d)

                                                                                                      327  (e)

    Additional paid-in capital                            10,844          45,921,126                7,639  (a)         100,174,187
                                                                                               24,479,823  (b)
                                                                                                3,332,857  (c)
                                                                                               24,133,225  (d)

                                                                                                2,288,673  (e)

    Deficit accumulated during the development stage     (31,000)        (47,080,944)          47,080,944  (d)             (31,000)

                                                     ------------   -----------------                          --------------------


      Total shareholders' equity                               -          (1,116,012)                                  100,168,266
                                                     ------------   -----------------                          --------------------

                                                       $       -         $ 5,037,674                                 $ 103,019,619
                                                     ============   =================                          ====================


                FASHION DYNAMICS CORPORATION AND FED CORPORATION
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                   (UNAUDITED)


                                                      FASHION                               PRO FORMA
                                                      DYNAMICS          FED                 ADJUSTMENTS                 COMBINED
                                                    ------------   -----------------     ----------------     --------------------

CONTRACT REVENUES                                   $       -       $   1,895,426                                $   1,895,426
                                                    ----------     ---------------                               --------------

COSTS AND EXPENSES:

    Research and development,

      net of funding under cost sharing arrangement         -          10,171,387                                   10,171,387

    General and administrative expenses                18,452           5,203,201          15,354,000  (f)          20,575,653

    Non-cash charge for induced conversion of debt          -           1,917,391                                    1,917,391

                                                    ----------     ---------------                               --------------

                                                       18,452          17,291,979                                   32,664,431
                                                    ----------     ---------------                               --------------

      Loss from operations                            (18,452)        (15,396,553)                                 (30,769,005)


INTEREST EXPENSE                                            -            (350,200)             54,068  (g)            (296,132)


INTEREST INCOME                                             -             104,208                                      104,208


                                                    ----------     ---------------                               --------------

      (Loss) before provision for income taxes        (18,452)        (15,642,545)                                 (30,960,929)

PROVISION FOR INCOME TAXES                                  -                        -                                       -
                                                    ----------     ---------------                               --------------

      Net  (loss)                                   $ (18,452)      $ (15,642,545)                               $ (30,960,929)
                                                    ==========     ===============                               ===============


NET (LOSS) PER SHARE - BASIC AND DILUTED                                                                         $       (1.23)
                                                                                                                 ===============

WEIGHTED AVERAGE NUMBER OF COMMON

    SHARES OUTSTANDING - BASIC AND DILUTED                                                                          25,078,651  (h)
                                                                                                                 ==================


NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

BASIS OF PRESENTATION

In the Merger, Fashion Dynamics acquired all of the outstanding shares of eMagin through the issuance of 8,721,680 shares of Fashion Dynamics common stock, as well as the exchange of outstanding eMagin stock options for Fashion Dynamics stock options. The Merger will be accounted for as an acquisition, with Fashion Dynamics as the acquiror. The shares issued by Fashion Dynamics in the Merger are valued at $7.00 per share, the value of the common shares sold in the private placement transaction consummated in connection with the Merger.

The unaudited pro forma balance sheet combines the balance sheets of Fashion Dynamics and eMagin as of December 31, 1999, assuming that the Merger had been completed at that date. The unaudited pro forma statement of operations combines the statements of operations of Fashion Dynamics and eMagin for the year ended December 31, 1999, assuming the Merger occurred on January 1, 1999.

The historical balance sheets and statements of operations as of and for the year ended December 31, 1999, used in the preparation of the pro forma financial statements have been derived from the respective audited financial statements of Fashion Dynamics and eMagin.

UNAUDITED PRO FORMA ADJUSTMENTS

Descriptions of the adjustments included in the unaudited pro forma financial statements are as follows:

BALANCE SHEET ADJUSTMENTS

(a) Reflects the cancellation of 7,638,670 Fashion Dynamics shares by Fashion Dynamics' majority shareholder effected prior to the Merger.

(b) Reflects Fashion Dynamics' receipt of $24,483,000 of proceeds, net of approximately $100,000 of related expenses, from a private placement of 3,511,905 shares of common stock in March 2000.

(c) Reflects the conversion of bridge loans into approximately 476,200 shares of common stock at a conversion price of $7.00 per share, and the amortization of the remaining original issue discount as additional purchase price.

(d) Reflects the accounting for the Merger as the purchase of eMagin's common stock for a total purchase price of approximately $73,850,000, consisting of the issuance of 8,721,680 shares of Fashion Dynamics' common stock, valued at approximately $61,050,000, or $7.00 per share, the per share value of the common shares sold in the private placement consummated in connection with the Merger and approximately $12,800,000 relating to the

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     value of Fashion Dynamics' stock options exchanged for outstanding eMagin stock options, with the elimination of eMagin's equity accounts.

(e) Reflects the estimate of expenses to be incurred in connection with the Merger of approximately $600,000, plus approximately 327,000 common shares issued as part of a finder's fee, valued at $7.00 per share, recorded as additional purchase price.

INCOME STATEMENT ADJUSTMENTS

(f) Reflects the amortization of purchase price to be allocated over a 5-year amortization period. Actual amortization for future periods will be dependent upon the final allocation of purchase price, when completed, to identifiable intangible assets, in-process research and development and goodwill, if any, and the evaluation of appropriate useful lives for such assets. The Company is currently in the process of evaluating the fair values of assets acquired, including identifiable intangible assets, if any. Additionally, considering that eMagin is a development stage entity, and has been since its inception in 1992, management expects that a portion of the purchase price will be attributable to purchased in-process research and development, and that amount may be significant. In accordance with Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs", as clarified by Financial Accounting Standards Board Interpretation No. 4, amounts assigned to in-process research and development will be charged to expense as part of the allocation of purchase price.

(g) Eliminates interest expense that would not have been incurred if bridge loans were converted at the beginning of the year.

(h) Reflects the weighted average number of shares outstanding for the year, after giving effect to the Merger, calculated as the historical weighted average common shares for Fashion Dynamics, reduced by 7,638,670 shared cancelled by Fashion Dynamics' majority shareholder, plus shares issued in connection with the private placement, shares issued to eMagin and shares issued as part of the cost of the transaction relating to the Merger.